Execution Version

EXHIBIT 10.1

SECOND AMENDMENT AGREEMENT

SECOND AMENDMENT AGREEMENT (this “Agreement”) dated as of May 9, 2019 by and among (1) Information Services Group, Inc. (the “Borrower”), (2) International Advisory Holdings Corp., International Consulting Acquisition Corp., ISG Information Services Group Americas, Inc., Alsbridge Holdings, Inc., Alsbridge, Inc., Telewares, Inc., Outsourcing Leadership Corp. and TPI Eurosourcing, L.L.C. (collectively, the “Guarantors”), (3) the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”), and (4) Bank of America, N.A. (“Bank of America”) as administrative agent (the “Administrative Agent”) for the Lenders and as Swingline Lender and L/C Issuer with respect to a certain Amended and Restated Credit Agreement dated as of December 1, 2016, by and among the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Swingline Lender, the L/C Issuer and BMO Harris Bank N.A. as Syndication Agent, as amended from time to time (as amended, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (as amended hereby) shall have the same meanings herein as therein.

§2. Ratification of Existing Agreements.  All of the Loan Parties’ obligations and liabilities to the Administrative Agent, the L/C Issuer, the Swingline Lender and the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by each Loan Party’s execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Loan Party’s execution of this Agreement, each of the Loan Parties represents and warrants that no Loan Party has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.

§3. Representations and Warranties.  Each of the Loan Parties hereby represents and warrants to the Administrative Agent, the L/C Issuer, the Swingline Lender and Lenders that all of the representations and warranties made by the Loan Parties in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4. Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction of each of the following conditions precedent:

(a) Representations and Warranties.  All of the representations and warranties made by the Loan Parties herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

(b) Performance; No Event of Default.  The Loan Parties shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

(c) Action.  All requisite corporate or other action necessary for the valid execution, delivery and performance by the Loan Parties of this Agreement and all other instruments and documents delivered by the Loan Parties in connection herewith shall have been duly and effectively taken.

(d) Fees and Expenses.  The Borrower shall have paid to the Administrative Agent the reasonable fees and expenses of counsel to the Administrative Agent in connection with the preparation of this Agreement.

(e) Delivery. The Loan Parties, the Administrative Agent and the Required Lenders shall have executed and delivered this Agreement.
§5. Amendments to the Credit Agreement. Subject to the satisfaction of the terms and conditions set forth in Section 4 herein, the parties hereto agree to amend the Credit Agreement as follows:
(a) The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end of such definition:

“If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above”

(b) Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definition of “Eurodollar Rate” to read as follows:

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “LIBOR Screen Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day; and

(c)if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

(i)“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

(ii)“LIBOR Screen Rate” has the meaning specified in the definition of Eurodollar Rate.

(iii)“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

(iv)“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 3.03(c).

(v)“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(vi)“Second Amendment Effective Date” means May 9, 2019.

(d) The Credit Agreement is hereby amended by adding a new Section 1.07 immediately following Section 1.06 to read as follows:

1.07Interest Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(e) Clause (iv) of Section 2.15(a) of the Credit Agreement is hereby amended to add the following words immediately after the punctuation “.” and immediately before the words “reallocation hereunder”:

“Subject to Section 11.21, no”

(f) Clause (a) of Section 3.03 of the Credit Agreement is hereby amended and restated to read as follows:

(a)If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (i)  the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) (x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03, until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(g) Clause (c) of Section 3.03 of the Credit Agreement is hereby amended and restated to read as follows:

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)  adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)  the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(iii)  syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(h) Section 5.12 of the Credit Agreement is hereby amended by adding the following new clause (e) to such section to read as follows:

(e)Each Loan Party represents and warrants as of the Second Amendment Effective Date that such Loan Party is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(i) Section 6.02 of the Credit Agreement is hereby amended by adding the new following clause (l) immediately after clause (k) therein to read as follows:

(l)Know Your Customer; PATRIOT Act.  Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(j) Section 7.11(a) of the Credit Agreement is hereby amended and restated to read as follows:

(a) Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any period of four (4) fiscal quarters of the Borrower ending on the dates set forth below to be greater than the ratio set forth below opposite such date or period:

Four (4) Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2019	3.25:1.00
June 30, 2019 and September 30, 2019	3.75:1.00
December 31, 2019 through and including September 30, 2020	3.25:1.00
December 31, 2020 and each fiscal quarter ending thereafter	3.00:1.00

(k) The Credit Agreement is hereby amended by adding a new Section 9.12 immediately following Section 9.11 to read as follows:

9.12Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the

Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

§6. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same.  The Credit Agreement, as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement, shall be read and construed as one instrument.

(b) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment Agreement as of the date first set forth above.

INFORMATION SERVICES GROUP, INC.

By:

Name:  David Berger

Title:    Chief Financial Officer

INTERNATIONAL ADVISORY HOLDINGS

CORP.

By:________________________________

Name:  David Berger

Title: President & Chief Financial Officer

INTERNATIONAL CONSULTING ACQUISITION CORP.

By:_______________________________

Name:  David Berger

Title:    President & Chief Financial Officer

ISG Information Services Group Americas, Inc.

By:_________________________________

Name:  David Berger

Title:    Vice President & Secretary

TPI EUROSOURCING, L.L.C.

By:_________________________________

Name:  David Berger

Title:    President & Chief Financial Officer

ALSBRIDGE HOLDINGS, INC.

By:_________________________________

Name:  David Berger

Title:  Chief Executive Office & Chief Financial Officer

ALSBRIDGE, INC.

By:_________________________________

Name:  David Berger

Title:  Chief Executive Office & Chief Financial Officer

TELEWARES, INC.

By:_________________________________

Name:  David Berger

Title:  Chief Executive Office & Chief Financial Officer

OUTSOURCING LEADERSHIP CORP.

By:_________________________________

Name:  David Berger

Title:  Chief Executive Office & Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative

Agent

By:

Name:

Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

BMO Harris Bank N.A.

By:

Name:

Title:

Webster Bank, National Association

By:

Name:

Title:

CITIZENS BANK, N.A.

By:

Name:

Title: